EXHIBIT 3.1

ARTICLES OF INCORPORATION

OF

FIRST NEW YORK INVESTMENTS, INC.
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I, the undersigned natural person of the age of twenty-one years or more, acting as incorporator of a corporation under the Florida General Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE I. NAME

The name of this Corporation is: FIRST NEW YORK INVESMENTS, INC.

ARTICLE II. GOVERNING LAW

This corporation is organized pursuant to the provision of the Florida General Corporation Act.

ARTICLE III. DURATION

The period of its duration is perpetual, commencing on the date of execution and acknowledgement of these articles on September 14, 1989.

ARTICLE IV. CAPITAL STOCK

This corporation is authorized to issue one hundred million (100,000,000) shares of $.001 par value stock.

ARTICLE V. PURPOSE

This corporation is organized for the purpose of transacting any or all lawful business.

ARTICLE VI. INITIAL REGISTERED AGENT AND OFFICE

The street address of the initial registered office of the Registered Office of this corporation is:

Eric P. Littman, Esquire
1428 Brickell Avenue, 8th Floor
Miami, Florida 33131

ARTICLE VII. INITIAL BOARD OF DIRECTORS

This corporation shall have (1) director initially. The number of directors may be increased or diminished from time to time by the by-laws adopted by the stockholders, but shall never be less than one (1). The name and address of the initial director of this corporation is:

NAME     ADDRESS
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Nancy Schwartz                           5880 French Plum Lane
                                                                           Tamarac, Florida 33321

ARTICLE VIII. INCORPORATOR

The name and address of the person signing these articles is:

NAME     ADDRESS
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Eric P. Littman                             1428 Brickell Avenue, 8th Floor
                                                                            Miami, Florida 33131

ARTICLE IX. INDEMNIFICATION

This corporation shall have the power to indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

ARTICLE X. AMENDMENT

This corporation reserves the right to amend or repeal any provisions contained in these articles of incorporation, or any amendments to them, and any right conferred upon the shareholders is subject to this reservation.

IN WITNESS WHEROF the undersigned subscribed has executed these articles of incorporation on this 14th day of September, 1989.

/s/ Eric Littman
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Eric Littman, Subscriber

CONSENT TO APPOINTMENT OF REGISTERED AGENT

TO:      Department of State
Division of Corporations
P.O. Box 6327
Tallahassee, Florida 32314

I, ERIC P. LITTMAN, do hereby consent to serve as registered agent for the corporation:
This 14th day of September, 1989.
/s/ Eric P. Littman
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Eric P. Littman

Address of registered agent:

1428 Brickell Avenue, 8th Floor
Miami, Florida 33131